UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14(a)-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MONEYGRAM INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 4, 2017, MoneyGram International, Inc. (the “Company”) released an infographic with respect to their proposed merger contemplated by that certain Agreement and Plan of Merger, dated as of January 26, 2017, as amended, by and among the Company, Alipay (UK) Limited, Matrix Acquisition Corp. and for the limited purposes therein, Alipay (Hong Kong) Holding Limited. Below is the infographic, which is being filed herewith as definitive additional proxy materials.

MoneyGram & Ant Financial

Bringing Inclusive Financial Services to Users Around the World

On April 16, 2017, **Ant Financial and MoneyGram entered into an amended merger agreement**, under which **Ant Financial** will acquire all outstanding shares of MoneyGram **for $18.00 per share** in cash.

Significant Benefits for Consumers

- Provides customers in 200+ countries and territories with convenient and accessible financial services.
- Connects MoneyGram's money transfer network of 2.4 billion bank and mobile accounts, and approximately 350,000 physical locations, with Ant Financial's users who enjoy a broad-suite of technology-based financial services, including payments, credit and insurance products.
- Significantly accelerates and expands MoneyGram's global hybrid solutions and integrates an even larger physical and digital network, making money transfers easier for customers and providing a wider selection of services for the agents who serve them.

An Ideal Partner for MoneyGram

- Ant Financial and MoneyGram have a common goal of promoting financial inclusion worldwide.
- Ant Financial is committed to investing in MoneyGram's workforce and growing jobs in the U.S.
  - Ant Financial has a track record of successfully partnering with leading American companies, including Verifone, EyeVerify and First Data.

Continued Commitment to the Protection of Customer Data

- Ant Financial shares MoneyGram's commitment to the protection of customers' data and will work with U.S. authorities to ensure compliance with the highest standard of data protection regulations.
- Following the close of the transaction, MoneyGram's data protection policies will remain in place and MoneyGram will continue to independently manage and store customers' data in its secure facility located in the U.S.

ANT FINANCIAL

MoneyGram. bringing you closer

TRANSACTION HIGHLIGHTS

~$1.2B
TRANSACTION VALUE

$18.00
PER SHARE IN CASH

~64%
PREMIUM TO MONEYGRAM'S 3-MONTH VWAP ENDED JANUARY 25, 2017

HEADQUARTERS

- MoneyGram will retain its brand name and remain headquartered in Dallas and will operate as an independent subsidiary of Ant Financial

LEADERSHIP & INTEGRATION TEAM

- Alex Holmes will continue to serve as Chief Executive Officer of MoneyGram
- Douglas Feagin, Senior Vice President of Ant Financial
- Souheil Badran, General Manager for North America, from Ant Financial

TIMING & CLOSING CONDITIONS

- On track to close in the second half of 2017
- Waiting period under HSR expired
- Continue to make progress on obtaining remaining regulatory approvals
- Stockholder vote scheduled for May 16, 2017

FOR MORE INFORMATION PLEASE VISIT MONEYGRAM.COM OR ANTGROUP.COM

Forward-Looking Statements This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws, including, among other things, statements regarding the likelihood of the merger with Ant Financial being consummated and the timing of the special meeting. These statements are subject to numerous risks and uncertainties, including the risk that the conditions to the closing of the merger may not be consummated or that Euronet or a third party may make a revised proposal with respect to an alternative transaction to the merger, many of which are beyond MoneyGram’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. Additional Information for Stockholders In connection with the proposed merger with Ant Financial, MoneyGram has filed a definitive proxy statement, a supplement to such proxy statement and other materials with the Securities and Exchange Commission (the “SEC”) and mailed such definitive proxy statement and supplement to its stockholders of record as of April 7, 2017. In addition, MoneyGram may also file other relevant documents with the SEC regarding the Amended Merger Agreement and the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT(S), SUPPLEMENT AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION WITH ANT FINANCIAL. Investors and security holders may obtain a free copy of the proxy statement(s) and supplement and other documents filed with the SEC by the Company, at the Company’s website, corporate.moneygram.com, or at the SEC’s website, www.sec.gov. The proxy statement(s), supplement(s) and other relevant documents may also be obtained (when available) for free from the Company by writing to MoneyGram International, Inc., 2828 North Harwood Street, 15th Floor, Dallas, Texas 75201, Attention: Investor Relations. Participants in the Solicitation The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Proxy Statement on Schedule 14A for the 2017 annual meeting of stockholders for the Company, which was filed with the SEC on April 27, 2017. This document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement that has been filed with the SEC and will be contained in other relevant materials to be filed with the SEC.